UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ________________________________
Form 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 Date of Report (Date of earliest event reported): July 8, 2005
Dollar Financial Corp. (Exact name of registrant as specified in charter)
Not Applicable (Former name or former address, if changed since last report)
DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	000-50866 (Commission file number)	23-2636866 (I.R.S. Employer Identification Number)
1436 Lancaster Avenue, Suite 310, Berwyn, Pennsylvania (Address of principal executive offices)	19312 (Zip Code)
610-296-3400 (Registrant's telephone number, including area code)
Dollar Financial Group, Inc. (Exact name of registrant as specified in charter)
Not Applicable (Former name or former address, if changed since last report)
NEW YORK (State or Other Jurisdiction of Incorporation or Organization)	333-18221 (Commission file number)	13-2997911 (I.R.S. Employer Identification Number)
1436 Lancaster Avenue, Suite 310, Berwyn, Pennsylvania (Address of principal executive offices)	19312 (Zip Code)
610-296-3400 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K is filed by Dollar Financial Corp., a Delaware corporation ("Corp"), pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and by Corp's wholly-owned subsidiary, Dollar Financial Group, Inc., a New York corporation ("Group" and, together with Corp, the "Registrants") pursuant to Section 15(d) of the Exchange Act.

Item 1.01. Entry into Material Definitive Agreement

The disclosure contained in "Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement" is incorporated in this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

On July 8, 2005, Group and Corp entered into a Third Amended and Restated Credit Agreement ("Credit Agreement") by and among Group, Corp, the lenders from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent (the "Administrative Agent"), U.S. Bank National Association, as syndication agent, and Manufacturers and Traders Company, as documentation agent. The Credit Agreement increased Group's revolving credit facility to $80 million from the previous amount of $50.0 million. Additionally, at Group's request and upon the agreement of existing or new lenders to provide the additional commitment, the maximum available facility may be increased to $100.0 million. Under the Credit Agreement, up to $30.0 million may be used in connection with letters of credit. The borrowing capacity is limited to the lesser of the total commitment of $80.0 million and 85% of certain liquid assets of Group and its subsidiaries.

Borrowings under the Credit Agreement bear interest based, at Group's option, on: (a) the base rate (defined as the higher of Administrative Agent's prime rate or the sum of the federal funds rate plus 0.5%) plus a margin (currently 2.25% per annum) which will range from 1.50% to 2.75% per annum based on Group's ratio of funded debt to EBITDA; (b) the applicable eurodollar rate (defined as the daily average LIBO rate (as determined as described below for each day during the applicable period assuming an interest period of one month) as adjusted for reserve requirements) plus a margin (currently 3.50%) which will range from 2.75% to 4.00% per annum based on Group's ratio of funded debt to EBITDA; or (c) LIBO (defined as the LIBO shown on Dow Jones Telerate Page 3750 for deposits approximately equal to the amount of the requested loan for the same term of the interest period, or, if such rate is not quoted, interest at which deposits (approximately equal to the amount of the requested loan and for the same term as the interest period) are offered to four selected reference banks in the London interbank market for delivery on the first day of the interest period as adjusted for reserve requirements) plus a margin (currently 3.50% per annum) which will range from 2.75% to 4.00% per annum based on Group's ratio of funded debt to EBITDA.

All borrowings and other obligations under the Credit Agreement are secured by all assets of Group and are guaranteed by Corp and each of Group's existing and future direct and indirect domestic subsidiaries. The borrowings under the Credit Agreement and the domestic subsidiary guarantees are secured by substantially all of Group's assets and the assets of the domestic subsidiaries. These borrowings are not secured by the assets of the foreign subsidiaries. In addition, borrowings under the Credit Agreement are secured by a pledge of substantially all of Group's capital stock and the capital stock, or similar equity interests, of the domestic subsidiary guarantors and 65% of the capital stock, or similar equity interests, of certain foreign subsidiaries.

Group's obligations set forth in the Credit Agreement will mature on November 12, 2009.

Group is obligated to pay a quarterly commitment fee equal to 0.50% of the unused portion of the Credit Agreement commitment.

The maximum aggregate amount available for borrowing under the Credit Agreement is subject to mandatory permanent reduction under specific circumstances, including when significant amounts of assets are sold by Group or Corp and the proceeds are not reinvested in assets useful in the business within an applicable time period or when Group or Corp issues debt or equity securities. Group may, upon five business days' advance notice, permanently reduce the unused portion of the Credit Agreement in whole or in part without premium or penalty.

The Credit Agreement contains financial conditions that require Group to satisfy, on a consolidated basis, specified quarterly financial tests, including a maximum leverage ratio, a minimum fixed charge coverage ratio and minimum EBITDA. The Credit Agreement also contains a number of affirmative and negative covenants which restrict Group's and Corp's ability, and in certain cases, that of Group's subsidiaries, to (a) sell assets, (b) incur additional debt, (c) refinance certain debt, (d) pay dividends, (e) create liens, (f) make investments, loans or advances, (g) make acquisitions, (h) engage in mergers or consolidations, (i) repurchase shares of outstanding capital stock, (j) change any material line of business, (k) make capital expenditures or engage in transactions with affiliates, (l) maintain cash deposits in any account in which the lenders do not have a security interest, or (m) otherwise undertake various corporate activities.

Until all obligations under the Credit Agreement have been finally paid in full, any letters of credit outstanding have been cash collateralized and the commitments of all of the lenders have been terminated, the Credit Agreement also prohibits Corp, Group and their subsidiaries from: (a) making any mandatory or voluntary repurchase of the 9.75% Senior Notes in the principal amount of $270.0 million due 2011 issued pursuant to that certain indenture dated November 13, 2004 (the "Notes") (whether upon a change of control or asset sale, following the occurrence of an event of default under the indenture or otherwise); (b) making any payment or prepayment of principal on the Notes; (c) making any payment or prepayment of interest or liquidated damages, if any, on the notes unless both before and after giving effect to such payment no event of default shall exist under the Credit Agreement; or (d) defeasing the Notes.

The Credit Agreement also contains customary events of default, including defaults based on: (a) nonpayment of principal, interest or fees when due, subject to specified grace periods, (b) breach of specified covenants, (c) material inaccuracy of representations and warranties, (d) certain other defaults under other credit documents, (e) events of bankruptcy and insolvency, (f) material judgments, (g) certain events respecting Corp's, Group's and their subsidiaries' pension plans , (h) dissolution and liquidation, (i) change in control, and (j) breach of any guarantee or security interest. Additionally, it is an event of default under the Credit Agreement if (a) Corp sells or disposes of all or substantially all of its properties and assets, (b) Group adopts a plan relating to the liquidation or dissolution of its business, (c) a transaction or other event is consummated resulting in any party becoming the beneficial owner of more than 35% of the voting stock or economic value of Group capital stock or Corp capital stock, or (d) a transaction or other event is consummated resulting in Corp owning less than all of the outstanding equity interests in Group.

The foregoing description of the Credit Agreement does not purport to be a complete description of the parties' rights and obligations under the Credit Agreement and the other documents and transactions contemplated by the Credit Agreement. As such, the foregoing description is qualified in its entirety by the reference to the complete text of the Credit Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

10.1

Third Amended and Restated Credit Agreement dated July 8, 2005, by and among the Dollar Financial Group, Inc., Dollar Financial Corp., the lenders currently party thereto, and Wells Fargo Bank, National Association, as administrative agent, U.S. Bank National Association, as syndication agent, and Manufacturers and Traders Company, as documentation agent.

99.1	Press Release dated July 11, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR FINANCIAL CORP.

Date: July 14, 2005	By: /s/ Randy Underwood

Randy Underwood

Executive Vice President and Chief

Financial Officer

DOLLAR FINANCIAL GROUP, INC.

Date: July 14, 2005	By: /s/ Randy Underwood

Randy Underwood

Executive Vice President and Chief

Financial Officer

EXHIBIT INDEX

10.1

Third Amended and Restated Credit Agreement dated July 8, 2005, by and among Dollar Financial Group, Inc., Dollar Financial Corp., the lenders currently party thereto, and Wells Fargo Bank, National Association, as administrative agent, U.S. Bank National Association, as syndication agent, and Manufacturers and Traders Company, as documentation agent.

99.1	Press Release dated July 8, 2005.